Exhibit 21

LIST OF SUBSIDIARY COMPANIES

DJS Marketing Group, Inc.
Albany, NY

Authentidate, Inc.
New York, New York

Trac Medical Solutions, Inc.
Schenectady, New York

Authentidate International, AG
Dusseldorf, Germany

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